UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-207383

MEGA BRIDGE INC.
(Exact name of Registrant as specified in its charter)

Nevada	37-1780402
(State of incorporation)	(IRS Employer Identification No.)

#501 Madison Avenue

14th Floor

New York, New York 10022

Address of Principal Executive Office

(212) 315-9705

Registrant’s telephone number, including area code

#501 Madison Avenue

14th Floor

New York, New York 10022

Address of Principal Executive Office

(212) 315-9705

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): June 28, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings shall be issued 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights (the “Preferred Stock”) over shares of the Company’s common stock. In consideration of these share issuances, and pursuant to the terms of the Asset Assignment Agreement, Holdings LLC has assigned to the Company all of its right, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016 (the “Patent Application”), titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its right, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ”COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assigns.

In connection with the Asset Assignment Agreement, the Company shall also issue up to 28,000,000 shares of Company common stock to officers, directors, employees and consultants engaged and/or hired by the Company.

On June 28, 2017, the Company executed an Amendment to Promissory Notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. The Amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

On June 28, 2017, the Company executed a Promissory Convertible Note with Bakken Development LLC in the principal amount of $400,000. The convertible note accrues interest at the rate of 10% per annum; is due and payable on or before June 28, 2019; may be converted at any time by the holder into shares of Company common stock at a conversion price of $.50 per share; and automatically converts into share of Company common stock at a conversion price of $.50 per share upon the Company’s completion of a financing in the minimum amount of $5,000,000.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Apica Investments Limited pursuant to which the Company agreed to issue 15,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000; and certain other bonus fees as described in the agreement.

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On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Brighton Capital Ltd. pursuant to which the Company agreed to issue 6,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000; and certain other bonus fees as described in the agreement.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Rafferty Finance S.A. pursuant to which the Company agreed to issue 5,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000; and certain other bonus fees as described in the agreement.

On June 28, 2017, the Company issued a Common Stock Purchase Warrant to Dr. McCoy Moretz which grants him or his assigns the right to purchase up to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant.

On June 28, 2017, the Company issued a Common Stock Purchase Warrant to Imagic LLC which grants it or its assigns the right to purchase up to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant.

On June 28, 2017, the Company issued a Common Stock Purchase Warrant to SD Law Group APC which grants it or its assigns the right to purchase up to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant.

The foregoing is only a brief description of the material terms of the above-described agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES.

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuances of the shares, warrants and convertible promissory note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuances of the securities were isolated private transactions by the Company which did not involve a public offering; (b) there was a limited number of recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals or entities and the Company; and (f) the recipients of the securities were accredited investors.

After giving effect to the shares issuances described in the Asset Assignment Agreement, the Company will have 119,000,000 shares of Common Stock outstanding and 2,000,000 shares of Preferred Stock outstanding.

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ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein. As result of the Asset Assignment Agreement, Holdings LLC will hold 33.6% of the outstanding Company common stock and 2,000,000 shares of Preferred Stock which has 1,000 to 1 voting rights over the shares of Company common stock, which will result in a change of control of the Company. Pursuant to the Asset Assignment Agreement, the Company also expanded its Board of Directors to two directors, one of which is Richard Chang who is the owner of Holdings LLC.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 28, 2017, Mr. Antonio Treminio resigned from his official positions as Director and CEO, of the Company, and on the same day the shareholders of the Corporation voted Dr. McCoy L. Moretz as the new Chief Executive Officer, Chief Medical Officer and Chairman of the Board of Directors of the Company, and Richard Chang to the Board of Directors of the Company.

Dr. Moretz, 60, is Board Certified in Otolaryngology and ABO Certified in Microvascular Anastomosis. He is a member of the American Board of Medical Specialties; a Fellow of the American College of Surgeons; American Board of Otolaryngology/Head & Neck Surgery; American Academy of Facial Plastic & Reconstructive Surgery; and the American Academy of Otolaryngology / Head & Neck Surgery. He was also the Chief Medical Officer of Ermis Labs; Medical Advisor Board Member of Rich Pharmaceuticals, and Advisor to Torii Labs. From 2006 to the present, he has been the founder and principal surgeon of F.A.C.E of Beverly Hills. He has been involved with numerous Clinical Investigations over the past decade and has authored prestigious medical publications in the Archives of Otolaryngology. Dr. Moretz graduated with a BA in chemistry from the University of North Carolina in 1978 (Dean’s List); received his Medical Degree from the Medical College of Georgia, 1982 (with Honors); and completed his internship at Emory University Hospital in Atlanta, Georgia in 1983.

Mr. Richard Chang, age 85, is a world-renowned scientist in the field of oncology including the study of voluminous molecules’ mechanism(s) of action. During Mr. Chang’s distinguished career, he has authored 121 peer-reviewed journal publications and has presented over 150 scientific abstracts across the world in the field of cancer research. Prior to joining Rich Pharmaceuticals advisory board, Mr. Chang worked at Biosuccess Biotech Co. LTD., Hoffman-LaRoche, Schering Corp and Burroughs Wellcome in various scientific roles spanning from Chief Scientific officer to Scientist. He was a full professor at Rutgers, The State University of New Jersey, College of Pharmacy & The Laboratory for Cancer Research. In addition, Mr. Chang was a Director of Biochemical Pharmacology Research Laboratories at Rutgers, continuing his pursuit to finding innovative compounds for the treatments of cancer since 1987. After he retired in 2003, Mr. Chang continues to be an adjunct professor there. Mr. Chang’s years of dedication to cancer research has led him to file five significant patents for the treatment of cancer, Infectious disease and neurological disorders. Mr. Chang is a member of American Association for Cancer Research, American Society for Pharmacology and Experimental Therapeutics and the Society of Chinese Bio-Scientists in America and is a member of Who’s Who in the world. Mr. Chang obtained his Masters of Science in Biochemistry and Nutrition from Utah State University and his Bachelors of Science in Agriculture Chemistry from National Taiwan Chung Hsing University.

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ITEM 9.01 – EXHIBITS

(d) Exhibits.

No.	Description
10.2	Asset Assignment Agreement
10.3	Amendment dated June 28, 2017 to Promissory Notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC
10.4	Promissory Convertible Noted dated June 28, 2017 with Bakken Development LLC in the principal amount of $400,000
10.5	Consulting Agreement dated June 28, 2017 with Apica Investments Limited
10.6	Common Stock Purchase Warrant dated June 28, 2017 with Apica Investments Limited
10.7	Consulting Agreement dated June 28, 2017 with Brighton Capital, Ltd.
10.8	Common Stock Purchase Warrant dated June 28. 2017 with Brighton Capital, Ltd.
10.9	Consulting Agreement dated June 28, 2017 with Rafferty Finance S.A.
10.10	Common Stock Purchase Warrant dated June 28, 2017 with Rafferty Finance S.A.
10.11	Common Stock Purchase Warrant dated June 28, 2017 with Dr. McCoy Moretz
10.12	Common Stock Purchase Warrant dated June 28, 2017 with Imagic, LLC
10.13	Common Stock Purchase Warrant dated June 28, 2017 with SD Law Group APC
10.14	Resignation of Antonio Treminio

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Bridge Inc.

Date: July 10, 2017	By:	/s/ Dr. McCoy L. Moretz
Dr. McCoy L. Moretz
CEO

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